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                                                                 Exhibit 5.1


          [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]


                                    August 6, 1999


Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, CA 94063

       Re:   Tumbleweed Communications Corp.
             Registration on Form S-8
             -------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Tumbleweed Communications Corp., a Delaware corporation (the "Company"), in connection with the registration of 7,742,144 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the Company's 1993 Stock Option Plan (the "1993 Plan"), the Company's 1999 Omnibus Stock Incentive Plan (the "Incentive Plan") and the Company's 1999 Employee Stock Purchase Plan (together with the 1993 Plan and the Incentive Plan, the "Plans").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on August 6, 1999 under the Act (the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Bylaws of the Company, as presently in effect; (v) the Plans; (vi) certain resolutions of the Board of Directors of the Company and the Compensation Committee of the Board of Directors relating to the issuance and sale of the Shares and related matters; and (vii) certain resolutions of the stockholders of the Company relating to the Plans. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the
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opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

          We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Incentive Plan will be consistent with the Incentive Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plans will be in an amount at least equal to the par value of such Shares.

          Members of our firm are admitted to the bar in the State of California, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued and, subject to any restrictions imposed by the Plans, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/  Skadden, Arps, Slate, Meagher & Flom LLP